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                             CASULL ARMS CORPORATION

                                       AND

                         NATIONAL SECURITIES CORPORATION


                                     FORM OF

                                PLACEMENT AGENT'S
                                WARRANT AGREEMENT


                           Dated as of April   , 1997


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            PLACEMENT AGENT'S WARRANT AGREEMENT dated as of April , 1997, between CASULL ARMS CORPORATION, a Delaware corporation (the "Company"), and NATIONAL SECURITIES CORPORATION and its assignees or designees (each hereinafter referred to variously as a "Holder" or "Placement Agent").

                             W I T N E S S E T H :

            WHEREAS, the Placement Agent has agreed pursuant to the placement agent agreement (the "Placement Agent Agreement") between the Placement Agent and the Company, to act as the placement agent of the Company in connection with the Company's proposed public offering of up to 1,400,000 shares of the Company's Common Stock (as hereinafter defined) and 1,400,000 redeemable Common Stock purchase warrants (the "Warrants"), each warrant entitling the holder thereof to purchase one share of Common Stock (collectively, the "Securities"). The Securities are sold as units ("Units"), each consisting of one (1) share of Common Stock and one (1) Warrant, although the parties anticipate that there will be no public market for the Securities as Units;

            WHEREAS, pursuant to the Placement Agent Agreement, the Company proposes to issue warrants to the Placement Agent to purchase up to an aggregate of 140,000 Units (the "Placement Agent's Warrants"); and

            WHEREAS, the Placement Agent's Warrants to be issued pursuant to this Agreement will be issued on the Closing Date (as such term is defined in the Placement Agent Agreement) by the Company to the Placement Agent in consideration for, and as part of the
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Placement Agent's compensation in connection with, the Placement Agent acting as the Placement Agent pursuant to the Placement Agent Agreement.

            NOW, THEREFORE, in consideration of the premises, the payment by the Placement Agent to the Company of an aggregate of eighty-five dollars and forty cents ($85.40), the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. Grant. The Placement Agent is hereby collectively granted the right to purchase, at any time from April , 1998 [the first anniversary of the issuance of the Placement Agent's Warrants] until 5:30 p.m., New York time, on April , 2002 [5 years from the Effective Date of the Registration Statement], at which time the Placement Agent's Warrants expire, up to an aggregate 140,000 shares of Common Stock and 140,000 Warrants, subject to adjustment as provided in Section 8 hereof (the "Placement Agent's Securities"). Each Placement Agent's Warrant shall entitle the holder thereof to purchase one (1) share of common stock, par value $.01 per share, of the Company (the "Common Stock") and/or one
(1) Warrant to purchase one (1) share of Common Stock, at an initial exercise price of $7.20 per share and $.12 per Warrant, respectively [120% of the offering prices per share and per warrant to the public, respectively] (the "Common Stock Exercise Price" and the "Warrant Exercise Price," respectively).

            2. Placement Agent's Warrant Certificates. The Placement Agent's warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such


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appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

            3. Registration of Warrant. The Placement Agent's Warrants shall be numbered and shall be registered on the books of the Company when issued.

            4. Exercise of Placement Agent's Warrant.

                  4.1 Method of Exercise. The Placement Agent's Warrants initially are exercisable at the Common Exercise Price and/or Warrant Exercise Price (subject to adjustment as provided in Section 11 hereof) per Placement Agent's Warrant set forth in Section 8 hereof payable by certified or official bank check in New York Clearing House funds. Upon surrender of a Placement Agent's Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Common Stock Exercise Price and/or the Warrant Exercise Price for shares of Common Stock and/or Warrants purchased at the Company's principal offices presently located at 456 Fairview Road, P.O. Box 1629, Afton, Wyoming 83110 the registered holder of a Placement Agent's Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the shares of Common Stock and/or Warrants so purchased. The purchase rights represented by each Placement Agent's Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares underlying the Placement Agent's Warrants). In the case of the purchase of less than all of the shares or warrants purchasable under any Placement Agent's Warrant Certificate, the Company shall cancel said Placement Agent's Warrant Certificate upon the surrender thereof and shall execute and


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deliver a new Placement Agent's Warrant Certificate of like tenor for the balance of the shares or warrants purchasable thereunder.

            5. Issuance of Certificates. Upon the exercise of the Placement Agent's Warrant, the issuance of certificates for securities, properties or rights underlying such Placement Agent's Warrant shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 7 and 9 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

            The Placement Agent's Warrant Certificates and the certificates representing the securities, property or rights issued upon exercise of the Placement Agent's Warrant shall be executed on behalf of the Company by the manual or facsimile signature of the then present President or any Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or any Assistant Secretary of the Company. Placement Agent's Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.


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            6. Transfer of Placement Agent's Warrant. The Placement Agent's
Warrant shall be transferable only on the books of the Company maintained at its principal office, where its principal office may then be located, upon delivery thereof duly endorsed by the Holder or by its duly authorized attorney or Placement Agent accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration transfer, the Company shall execute and deliver the new Placement Agent's Warrant to the person entitled thereto.

            7. Restriction On Transfer of Placement Agent's Warrant. The Holder of a Placement Agent's Warrant Certificate, by its acceptance thereof, covenants and agrees that the Placement Agent's Warrant is being acquired as an investment and not with a view to the distribution thereof, and that the Placement Agent's Warrant may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for the term of the Placement Agent's Warrant, except to officers or partners of the Placement Agent, or by operation of law.

            8. Exercise Price and Number of Securities. Except as otherwise provided in Section 10 hereof, each Placement Agent's Warrant is exercisable to purchase one share of Common Stock and/or one Warrant to purchase one share of Common Stock at an initial exercise price equal to the Common Stock Exercise Price and/or the Warrant Exercise Price. The Common Stock Exercise Price and/or Warrant Exercise Price, and the number of shares and/or warrants for which the Placement Agent's Warrant may be exercised shall be the price(s) and the number of shares and/or warrants which shall result from time to time from any and all adjustments in accordance with the provisions of Section 11 hereof.


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            9. Registration Rights.

                  9.1 Registration Under the Securities Act of 1933. Each Placement Agent's Warrant Certificate and each certificate representing securities issuable upon exercise of the Placement Agent's Warrant or upon exercise of warrants underlying the Placement Agent's Warrants (collectively, the "Warrant Shares") shall bear the following legend unless (i) such Placement Agent's Warrant or Warrant Shares are distributed to the public or sold to the underwriters for distribution to the public pursuant to Section 9 hereof or otherwise pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Act"), or (ii) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to counsel for the Company, that such legend is unnecessary for any such certificate:

            THE PLACEMENT AGENT'S WARRANT REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

            THE TRANSFER OR EXCHANGE OF THE PLACEMENT AGENT'S
            WARRANT REPRESENTED BY THE CERTIFICATE IS RESTRICTED
            IN ACCORDANCE WITH THE


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            PLACEMENT AGENT'S WARRANT AGREEMENT REFERRED TO
            HEREIN.

                  9.2 Piggyback Registration. If, at any time commencing after the effective date of the Registration Statement and expiring five (5) years thereafter, the Company proposes to register any of its securities under the Act (other than in connection with a merger or pursuant to Form S-4 or Form S-8), it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to the Holders of the Placement Agent's Warrants and/or the Warrant Shares of its intention to do so. If any of the Holders of the Placement Agent's Warrants and/or Warrant Shares notify the Company within twenty (20) days after mailing of any such notice of its or their desire to include any such securities in such proposed registration statement, the Company shall afford such Holders of the Placement Agent's Warrants and/or Warrant Shares the opportunity to have any such Placement Agent's Warrants and/or Warrant Shares registered under such registration statement. In the event that the managing underwriter for said offering advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without causing a diminution in the offering price or otherwise adversely affecting the offering, the Company will include in such registration (a) first, the securities the Company proposes to sell, (b) second, the securities held by the entities that made the demand for registration, (c) third, the Placement Agent's Warrants and/or Warrant Shares requested to be included in such registration which in the opinion of such underwriter can be sold, pro rata among the Holders of Placement Agent's Warrants and/or Warrant Shares on the basis of the number of


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Placement Agent's Warrants and/or Warrant Shares requested to be registered by such Holders, and (d) fourth, other securities requested to be included in such registration.

            Notwithstanding the provisions of this Section 9.2, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 9.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement or to withdraw the same after the filing but prior to the effective date thereof.

                  9.3 Demand Registration.

                        (a) At any time commencing one (1) year after the effective date of the Registration Statement and expiring five (5) years from the effective date of the Registration Statement, the Holders of the Placement Agent's Warrants and/or Warrant Shares representing a "Majority" (as hereinafter defined) of the Placement Agent's Warrants and/or Warrant Shares shall have the right (which right is in addition to the registration rights under Section 9.2 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale by such Holders and any other Holders of the Placement Agent's Warrant and/or Warrant Shares who notify the Company within fifteen (15) days after the Company mails notice of such request pursuant to Section 9.3(b) hereof (collectively, the "Requesting Holders") of their respective Warrant Shares for the earlier of (i)


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six (6) consecutive months or (ii) until the sale of all of the Warrant Shares requested to be registered by the Requesting Holders.

                        (b) The Company covenants and agrees to give written notice of any registration request under this Section 9.3 by any Holder or Holders representing a Majority of the Placement Agent's Warrants and/or Warrant Shares to all other registered Holders of the Placement Agent's Warrants and the Warrant Shares within ten (10) days from the date of the receipt of any such registration request.

                        (c) In addition to the registration rights under Section
9.2 and subsection (a) of this Section 9.3, at any time commencing one (1) year after the effective date of the Registration Statement and expiring five (5) years from the effective date of the Registration Statement, the Holders of a Majority of the Placement Agent's Warrants and/or Warrant Shares shall have the right on one occasion, exercisable by written request to the Company, to have the Company prepare and file with the Commission a registration statement so as to permit a public offering and sale by such Holders of their respective Warrant Shares for the earlier of (i) six (6) consecutive months or (ii) until the sale of all of the Warrant Shares requested to be registered by such Holders; provided, however, that the provisions of Section 9.4(b) hereof shall not apply to any such registration request and registration and all costs incident thereto shall be at the expense of the Holder or Holders making such request. If the Holders have exercised their rights under Section 9.3(a) then the Holders may not exercise their rights under Section 9.3(c) for a period of six (6) months following the effective date of any registration statement filed pursuant to
Section 9.3(a).


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                        (d) Notwithstanding anything to the contrary contained
herein, if the Company shall not have filed a registration statement for the Warrant Shares within the time period specified in Section 9.4(a) hereof pursuant to the written notice specified in Section 9.3(a) of the Holders of a Majority of the Placement Agent's Warrants and/or Warrant Shares, the Company, at its option, may repurchase (i) any and all Warrant Shares at the higher of the Market Price (as defined in Section 9.3(e)) per share of Common Stock on (x) the date of the notice sent pursuant to Section 9.3(a) or (y) the expiration of the period specified in Section 9.4(a) and (ii) any and all Placement Agent's Warrant at such Market Price less the exercise price of such Placement Agent's Warrant. Such repurchase shall be in immediately available funds and shall close within two (2) days after the later of (i) the expiration of the period specified in Section 9.4(a) or (ii) the delivery of the written notice of election specified in this Section 9.3(d).

                        (e) Definition of Market Price. As used herein, the phrase "Market Price" at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average closing sale price as furnished by the NASD through The NASDAQ Stock Market, Inc. ("NASDAQ") or similar organization if NASDAQ is no longer reporting such information, or if the Common Stock is not quoted or reported on NASDAQ, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.


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                  9.4 Covenants of the Company With Respect to Registration. In
connection with any registration under Sections 9.2 or 9.3 hereof, the Company covenants and agrees as follows:

                        (a) The Company shall use its best efforts to file a registration statement within ninety (90) days of receipt of any demand therefor, and to have any registration statements declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Warrant Shares such number of prospectuses as shall reasonably be requested.

                        (b) The Company shall pay all costs (excluding fees and expenses of Holder(s)' counsel and any Placement Agent or selling commissions), fees and expenses in connection with all registration statements filed pursuant to Sections 9.2 and 9.3(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. The Holder(s) will pay all costs, fees and expenses (including those of the Company) in connection with the registration statement filed pursuant to Section 9.3(c).

                        (c) The Company will take all necessary action which may be required in qualifying or registering the Warrant Shares included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.


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                        (d) The Company shall indemnify the Holder(s) of the
Warrant Shares to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Placement Agent pursuant to the Placement Agent Agreement.

                        (e) The Holder(s) of the Warrant Shares to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 7 of the Placement Agent Agreement pursuant to which the Placement Agent has agreed to indemnify the Company.


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                        (f) Nothing contained in this Agreement shall be
construed as requiring the Holder(s) to exercise their Placement Agent's Warrant prior to the initial filing of any registration statement or the effectiveness thereof.

                        (g) The Company shall not permit the inclusion of any securities other than the Warrant Shares in any registration statement filed pursuant to Section 9.3 hereof, or permit any other registration statement to be or remain effective during the effectiveness of a registration statement filed pursuant to Section 9.3 hereof, without the prior written consent of National Securities Corporation or as otherwise required by the terms of any existing registration rights granted prior to the date of this Agreement by the Company to the holders of any of the Company's securities.

                        (h) The Company shall furnish to each Holder participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the Placement Agent agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events


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subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

                        (i) The Company shall as soon as practicable after the effective date of the registration statement, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

                        (j) The Company shall enter into an underwriting agreement with the managing underwriters selected for such underwriting by Holders holding a Majority of the Warrant Shares requested to be included in such underwriting, which may be the Placement Agent. Such agreement shall be satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Warrant Shares and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution.


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                        (k) For purposes of this Agreement, the term "Majority"
in reference to the Placement Agent's Warrants or Warrant Shares, shall mean in excess of fifty percent (50%) of the then outstanding Placement Agent's Warrants or Warrant Shares that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith or (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

            10. Obligations of Holders. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 9 hereof that each of the selling Holders shall:

                        (a) Furnish to the Company such information regarding themselves, the Warrant Shares held by them, the intended method of sale or other disposition of such securities, the identity of and compensation to be paid to any underwriters proposed to be employed in connection with such sale or other disposition, and such other information as may reasonably be required to effect the registration of their Warrant Shares.

                        (b) Notify the Company, at any time when a prospectus relating to the arrant Shares covered by a registration statement is required to be delivered under the Act, of the happening of any event with respect to such selling Holder as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the


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statements therein not misleading in the light of the circumstances then existing.

            11. Adjustments to Common Stock Exercise Price and Number of Securities. The Common Stock Exercise Price in effect at any time and the number and kind of securities purchased upon the exercise of the Placement Agent's Warrant shall be subject to adjustment from time to time only upon the happening of the following events:

                  11.1 Stock Dividend, Subdivision and Combination. In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Common Stock Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Common Stock Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

                  11.2 Adjustment in Number of Securities. Upon each adjustment of the Common Stock Exercise Price pursuant to the provisions of this Section 11, the number of


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Warrant Shares issuable upon the exercise at the adjusted Common Stock Exercise
Price of each Placement Agent's Warrant shall be adjusted to the nearest number of whole shares of Common Stock by multiplying a number equal to the Common Stock Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Placement Agent's Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Common Stock Exercise Price.

                  11.3 Definition of Common Stock. For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Articles of Incorporation of the Company as amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

                  11.4 Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the Holder of each Placement Agent's Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Placement Agent's Warrant) to receive, upon exercise of such Placement Agent's Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger by a holder of the number of shares of Common Stock for which such


                                       17
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Placement Agent's Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 11. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

                  11.5 No Adjustment of Exercise Price in Certain Cases. No adjustment of the Common Stock Exercise Price or the Warrant Exercise Price shall be made:

                        (a) Upon the issuance or sale of the Placement Agent's Warrant or the Warrant Shares;

                        (b) Upon the issuance or sale of Common Stock (or any other security convertible, exercisable, or exchangeable into shares of Common Stock) upon the direct or indirect conversion, exercise, or exchange of any options, rights, warrants, or other securities or indebtedness of the Company outstanding as of the date of this Agreement or granted pursuant to any stock option plan of the Company in existence as of the date of this Agreement, pursuant to the terms thereof; or

                        (c) If the amount of said adjustment shall be less than two cents ($.02) per share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents ($.02) per Placement Agent's Warrant.


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                  11.6 Adjustment of Warrant Exercise Price. With respect to any of the Warrants whether or not the Warrants have been exercised (or are exercisable) and whether or not the Warrants are issued and outstanding, the Warrant Exercise Price and the number of shares of Common Stock underlying such Warrants shall be automatically adjusted in accordance with Section 8 of the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company dated ___________, 1997 (the "Warrant Agreement"), upon the occurrence of any of the events described therein. Thereafter, the underlying Warrants shall be exercisable at such adjusted Warrant Exercise Price for such adjusted number of underlying shares of Common Stock or other securities, properties or rights.

            12. Exchange and Replacement of Placement Agent's Warrant Certificates. Each Placement Agent's Warrant Certificate is exchangeable, without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company for a new Placement Agent's Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

            Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Placement Agent's Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Placement Agent's Warrant, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.


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

            13. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Placement Agent's Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

            14. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Placement Agent's Warrant and the Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. Every transfer agent ("Transfer Agent") for the Common Stock and other securities of the Company issuable upon the exercise of the Placement Agent's Warrant will be irrevocably authorized and directed at all times to reserve such number of authorized shares of Common Stock and other securities as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with every Transfer Agent for the Common Stock and other securities of the Company issuable upon the exercise of the Placement Agent's Warrant. The Company will supply every such Transfer Agent with duly executed stock and other certificates, as appropriate, for such purpose. The Company covenants and agrees that, upon exercise of the Placement Agent's Warrant and payment of the Common Stock Exercise Price or Warrant Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Placement Agent's Warrant shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Placement Agent's Warrant to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock issued to the public in connection herewith may then be listed and/or quoted on NASDAQ Market.

            15. Notices to Placement Agent's Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Placement Agent's Warrants and their exercise, any of the following events shall occur:

                        (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                        (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                        (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

            16. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

                        (a) if to the registered Holder of the Placement Agent's Warrant, to the address of such Holder as shown on the books of the Company; or

                        (b) if to the Company, to the address set forth in
Section 4 hereof or to such other address as the Company may designate by notice to the Holders.

            17. Warrants. The form of the certificate representing Warrants (and the form of election to purchase shares of Common Stock upon the exercise of Warrants and the form of assignment period on the reverse thereof) shall be substantially as set forth in Exhibit "A" to the Warrant Agreement. Each Warrant issuable upon exercise of the Placement Agent's Warrants shall evidence the right to initially purchase one fully paid and non-assessable share of Common Stock at an initial purchase price of $7.20 per share commencing on the Initial Exercise Date and ending at 5:00 p.m. New York time on the Warrant Expiration Date at which time the Warrant shall expire. The exercise price of the Warrants and the number of shares of Common Stock issuable upon the exercise of the Warrants are subject to adjustment, whether or not the Placement Agent's Warrants have been exercised and the Warrants have been issued, in the manner and upon the occurrence of the events set forth in Section 8 of the Warrant Agreement, which is hereby incorporated herein by reference and made a part hereof as if set forth in its entirety herein. Subject to the provisions of this Agreement and upon issuance of the Warrants underlying the Placement Agent's Warrants, each registered holder of such Warrants shall have the right to purchase from the Company (and the Company shall issue to such registered holders) up to the number of fully paid and non-assessable shares of Common Stock (subject to adjustment as provided herein and in the Warrant Agreement), free and clear of all preemptive rights of stockholders, provided that such registered holder complies with the terms governing exercise of the Warrants set forth in the Warrant Agreement, and pays the applicable exercise price, determined in accordance with the terms of the Warrant Agreement. Upon exercise of the Warrants, the Company shall forthwith issue to the registered holder of any such Warrant in his name or in such name as may be directed by him, certificates for the number of shares of Common

Stock so purchased. Except as otherwise provided herein, the Warrants underlying the Placement Agent's Warrants shall be governed in all respects by the terms of the Warrant Agreement. The Warrants shall be transferable in the manner provided in the Warrant Agreement, and upon any such transfer, a new Warrant Certificate shall be issued promptly to the transferee. The Company covenants to, and agrees with, the Holder(s) that without the prior written consent of the Holder(s), the Warrant Agreement will not be modified, amended, canceled, altered or superseded, and that the Company will send to each Holder, irrespective of whether or not the Warrants have been exercised, any and all notices required by the Warrant Agreement to be sent to holders of Warrants.

            18. Supplements; Amendments; Entire Agreement. This Agreement (including the Placement Agent Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought. The Company and the Placement Agent may from time to time supplement or amend this Agreement without the approval of any holders of Placement Agent's Warrant Certificates (other than the Placement Agent) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Placement Agent may deem necessary or desirable and which the Company and the Placement Agent deem shall not adversely affect the interests of the Holders of Placement Agent's Warrant Certificates.

            19. Successors. All of the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

            20. Survival of Representations and Warranties. All statements in any schedule, exhibit or certificate or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated by this Agreement, shall be deemed to be representations and warranties hereunder. Notwithstanding any investigations made by or on behalf of the parties to this Agreement, all representations, warranties and agreements made by the parties to this Agreement or pursuant hereto shall survive.

            21. Governing Law. This Agreement and each Placement Agent's Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

            22. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

            23. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

            24. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Placement Agent and any other registered Holder(s) of the Placement Agent's Warrant Certificates or Warrant Shares any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Placement Agent and any other Holder(s) of the Placement Agent's Warrant Certificates or Warrant Shares.

            25. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

            IN WITNESS OF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

ATTEST:                                CASULL ARMS CORPORATION



By: ___________________                By:___________________________________
Name:  Richard J. Casull               Name:  Allan R. Tessler
Title: CEO                             Title: Chairman of the Board



                                       NATIONAL SECURITIES CORPORATION



                                       By:___________________________________
                                          Name:   Steven A. Rothstein
                                          Title:  Chairman

                                    EXHIBIT A

                 [FORM OF PLACEMENT AGENT'S WARRANT CERTIFICATE]

THE PLACEMENT AGENT'S WARRANT REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE PLACEMENT AGENT'S WARRANT REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                    5:30 P.M., NEW YORK TIME,__________, 2001

                          PLACEMENT AGENT'S Warrant No.

                                  Issuable for
                        _____ Shares of Common Stock and

                                 ______ Warrants

                               WARRANT CERTIFICATE

            This Warrant Certificate certifies that , or registered assigns, is the registered holder of Warrants to purchase initially, at any time from _____________, 1997 until 5:30 p.m., New York time on _____________, 2002
("Expiration Date"), up to shares of common stock, par value $.01 per share, of the Company (the "Common Stock") and/or ______ warrants, each warrant to purchase one (1) share of Common Stock, at an exercise price of $7.20 per share and $.12 per Warrant, respectively [120% of the offering prices per share and per warrant to the public, respectively] (the "Common Stock Exercise Price" and the "Warrant Exercise Price", respectively), upon surrender of this Placement Agent's Warrant Certificate and payment of the Common Stock Exercise Price and the Warrant Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Placement Agent's Warrant Agreement dated as of ___________, 1997 among the Company and National Securities

Corporation (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company.

            No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Placement Agent's Warrant evidenced hereby, unless exercised prior thereto, shall thereafter be void.

            The Placement Agent's Warrant evidenced by this Warrant Certificate are part of a duly authorized issue of Placement Agent's Warrant issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Placement Agent's Warrant.

            The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Placement Agent's Warrant; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

            Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Placement Agent's Warrant shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

            Upon the exercise of less than all of the Placement Agent's Warrant evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such numbered unexercised Placement Agent's Warrant.

            The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

            All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

            This Warrant Certificate does not entitle any holder thereof to any of the rights of a shareholder of the Company.

            IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of _________, 1997

ATTEST:                                CASULL ARMS CORPORATION



By:___________________________         By:______________________________________
Name:  Richard J. Casull                  Name:  Allan R. Tessler
Title: CEO                                Title: Chairman of the Board


                                       By:______________________________________
                                          Name:
                                          Title: Secretary

             [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.11]

            The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase shares of Common Stock and/or _______ warrants, each warrant to purchase one (1) share of Common Stock, and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of Casull Arms Corporation (the "Company") in the amount of $_____, all in accordance with the terms of Section 3.1 of the Placement Agent's Warrant Agreement dated as of __________, 1997 among the Company and National Securities Corporation. The undersigned requests that a certificate for such securities be registered in the name of________________________________________________________________________,
whose address is ____________________________, and that such certificate be delivered to _______________________, whose address is ________________________, and if said number of shares shall not be all the shares purchasable hereunder, that a new Warrant Certificate for the balance of the shares purchasable under the within Warrant Certificate be registered in the name of the undesigned warrant holder or his assignee as below indicated and delivered to the address stated below.

Dated:___________________________

                            Signature:__________________________________________
                                (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

                                Address:________________________________________
                                        ________________________________________

                                ________________________________________________
                               (Insert Social Security or Other Identifying
                                Number of Holder)

Signature Guaranteed:___________________________________________________________
(Signature must be guaranteed by a bank savings and loan association, stockbroker, or credit union with membership in an approved signature guaranty Medallion Program pursuant to Securities Exchange Act Rule 17Ad-15.)

                              [FORM OF ASSIGNMENT]

       (To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)

FOR VALUE RECEIVED ____________________ here sells, assigns and transfers unto [NAME OF TRANSFEREE] this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:_______________________

                                Signature:______________________________________
                                (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)
                                Address:________________________________________
                                        ________________________________________

                                ________________________________________________
                               (Insert Social Security or Other Identifying
                                Number of Holder)

Signature Guaranteed:___________________________________________________________
(Signature must be guaranteed by a bank savings and loan association, stockbroker, or credit union with membership in an approved signature guaranty Medallion Program pursuant to Securities Exchange Act Rule 17Ad-15.)